EXHIBIT 1(e)

               MERRILL LYNCH ADJUSTABLE RATE SECURITIES FUND, INC.
                          ARTICLES OF AMENDMENT TO THE
                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

      MERRILL LYNCH ADJUSTABLE RATE SECURITIES FUND, INC., a Maryland corporation (the "Corporation"), was incorporated on April 19, 1991 as Merrill Lynch Adjustable Rate Fund, Inc. and changed its name on June 1, 1991 to Merrill Lynch Adjustable Rate Securities Fund, Inc. To change its name from Merrill Lynch Adjustable Rate Securities Fund, Inc. to Merrill Lynch Short Term U.S. Government Fund, Inc., the Corporation does hereby certify to the State Department of Assessments and Taxation of Maryland that:

      FIRST:  The  charter of the  Corporation  is hereby  amended  by  deleting
Article II thereof in its entirety and inserting the following in lieu thereof:

                                   "ARTICLE II
                                      NAME

            The name of the corporation is MERRILL LYNCH SHORT TERM U.S. GOVERNMENT FUND, INC. (the "Corporation")."

      SECOND: The foregoing amendment was approved by a majority of the entire Board of Directors of the Corporation. The amendment is limited to a change expressly authorized by Sections 2-105(a)(12) and 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

      THIRD: The authorized capital stock of the Corporation has not been increased by these Articles of Amendment.

      FOURTH: Except as amended hereby, the Corporation's charter shall remain in full force and effect.

      FIFTH: These Articles of Amendment shall be effective at the very beginning of the day on September 29, 2000.


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      IN WITNESS WHEREOF, MERRILL LYNCH ADJUSTABLE RATE SECURITIES FUND, INC.
has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and attested by its Secretary on September 25, 2000.

                                       MERRILL LYNCH ADJUSTABLE RATE
                                       SECURITIES FUND, INC.

                                       By:   /s/  Donald C. Burke
                                           ---------------------------------
                                             Donald C. Burke, Vice President

Attest:

/s/  Phillip S. Gillespie
---------------------------
Phillip S. Gillespie, Secretary

      THE UNDERSIGNED, Vice President of MERRILL LYNCH ADJUSTABLE RATE SECURITIES FUND, INC., who executed on behalf of said Corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said Corporation, the foregoing Articles of Amendment to be the corporate act of said Corporation and as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that, to the best of his knowledge, information and belief, the matters and facts are true in all material respects, and that this statement is made under the penalties for perjury.

                                          /s/  Donald C. Burke
                                        -------------------------------------
                                          Donald C. Burke, Vice President

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